[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.54

COMMERCIALIZATION TRANSITION AGREEMENT

This COMMERCIALIZATION TRANSITION AGREEMENT (“Agreement”) is entered into on February 12, 2006 (the “Execution Date”) and is effective as of February 1, 2006 (the “Effective Date”) by and among Baxter Healthcare S.A., a corporation organized under the laws of Switzerland (“BHSA”), Baxter Healthcare Corporation, a company organized under the laws of Delaware (“BHC”), and Cerus Corporation, a company organized under the laws of Delaware (“Cerus”). BHSA and BHC are sometimes collectively referred herein to as “Baxter.” The foregoing entities are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Baxter and Cerus are parties to certain agreements, each dated as of February 2, 2005, including Restructuring Agreement, License Agreement, Manufacturing and Supply Agreement, Transition Services Agreement, Trademark License Agreement and Escrow Agreement. Each such agreement will be referred to in this Agreement by the title stated in the preceding sentence, and such agreements will be collectively referred to as the “February 2005 Agreements.”

B. Capitalized terms in this Agreement will have the definitions provided in the February 2005 Agreements, except to the extent a different definition is expressly stated in this Agreement for any capitalized term.

C. Pursuant to the February 2005 Agreements, Cerus gained Commercialization Rights to the Plasma System in North America and to the RBC System worldwide.

D. Baxter and Cerus now desire that Cerus gain Commercialization Rights to the Platelet System and the Plasma System worldwide in all territories where Cerus does not already hold such rights, subject to Baxter’s retention of rights in the BioOne Territory, as described in Section 1.1 below.

E. The parties also wish to provide for an effective transition of commercialization activities from Baxter to Cerus.

NOW THEREFORE, in consideration of the premises and the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows;

1. COMMERCIALIZATION RIGHTS.

a. Transfer. Effective on the Effective Date, Baxter’s Commercialization Rights shall terminate, and Cerus shall gain Commercialization Rights, (i) as to the Platelet System, worldwide, and (ii) as to the Plasma System, in all parts of the world in which Cerus had not previously gained Commercialization Rights. Notwithstanding the foregoing, Baxter shall maintain Commercialization Rights for the Platelet System and Plasma System as to the BioOne Territory, as further provided in Section 4.4 of Restructuring Agreement.

b. Effect. As of the Effective Date, except as to the BioOne Territory, (i) the entire world, will be considered a Reverted Rights Region as to the Platelet System and the Plasma System, (ii) Baxter automatically releases and relinquishes to Cerus all of its licenses and related rights under the Platelet Agreement and the RBC/FFP Agreement as provided in Section 4.2 of the Restructuring Agreement, and (iii) Baxter and Cerus will each henceforth have all rights and obligations allocated to it under the February 2005 Agreements applicable to regions in which Cerus has gained Commercialization Rights, as such rights and obligations may be modified pursuant to the express terms of this Agreement.

c. Regulatory Registration and Applications in Europe. Notwithstanding the foregoing, following the Effective Date, (i) for the Pathogen Inactivation Disposables for the Platelet System, Baxter shall remain as the registrant under the CE Marking regulation and as the registrant or applicant, as the case may be, and as self-declarent for CE marking for any INTERCEPT Illuminators labeled as Baxter units, under national European regulations, and (ii) for the Pathogen Inactivation Disposables for the Plasma System, Baxter shall remain as the applicant for the CE Marking regulation and as applicant under national European regulations, if applicable. Baxter will perform all necessary regulatory activities related to the maintenance of the CE Marking registration for the Pathogen Inactivation Disposables for the Platelet System and the application and CE Marking registration for the Pathogen Inactivation Disposables for the Plasma System, and all necessary regulatory activities relating to INTERCEPT Illuminators, including, but not limited to, complaint handling and vigilance reporting, until the transfer to Cerus occurs pursuant to Section 1(d). Cerus will have the primary discretion to determine the strategy for communications with the European regulatory agencies, subject to Baxter’s approval, and Baxter will conduct such communications, including meetings, with the participation of Cerus, where possible. Baxter will notify Cerus of any communications from the European (including European Union and national) regulatory agencies concerning the Platelet System or the Plasma System promptly, but in any event not later than [ * ], following Baxter’s receipt of the communications, including providing Cerus with copies of such communications. Baxter will not make any submission to the European regulatory agencies concerning the Pathogen Inactivation Disposables for the Platelet System or the Pathogen Inactivation Disposables for the Plasma System or the INTERCEPT Illuminators without Cerus prior written consent, which will not be unreasonably withheld. Baxter shall not be required to obtain such consent if a communication to a European regulatory agency is required by law or as a matter of patient safety, but shall notify Cerus in advance of such intended

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

communication. Cerus will reimburse Baxter for Baxter’s cost of such activities as provided in Section 8 of this Agreement.

d. Cerus to Obtain Regulatory Certificates. Baxter and Cerus will meet with TUV to discuss the requirements and strategy for transferring the CE Marking design dossier certificates. Cerus shall use [ * ] to obtain the necessary regulatory quality system certificates in order to allow the transfer of the design dossier certificate for the Pathogen Inactivation Disposables for the Platelet System and the design dossier certificate or application for the Pathogen Inactivation Disposables for the Plasma System from Baxter to Cerus. Transfer of the design dossier certificates or application shall be initiated with TUV no later than upon Cerus’ attainment of the necessary quality system certificates. Cerus shall be responsible for any payments required to effectuate the transfer. The parties intend that such transfer shall be completed no later than [ * ]. If Cerus is unable to obtain the necessary regulatory quality system certificates by [ * ], Cerus shall reimburse Baxter for any additional fees incurred for holding the TUV design dossier certificates after that date.

e. Self-Declaration for Illuminator. Cerus will use [ * ] to comply with the applicable regulatory requirements to make a self-declaration for the Illuminators sold to Cerus and re-labeled as Cerus devices. For this purpose, Baxter will transfer the existing Technical File, as is, to Cerus to allow Cerus to construct its own Technical File for self-declaration purposes. Once the self-declaration has been completed, the regulatory responsibility for the Illuminator will transfer to Cerus and Cerus will remove any Baxter trademark or trade name or other reference to Baxter, except as provided in Section 16(b). Baxter will maintain a Technical File and Self-Declaration for those Illuminators that continue to bear the Baxter mark.

f. Vigilance Records. Upon transfer to Cerus of regulatory responsibility, Baxter will transmit to Cerus copies of all vigilance records relating to the Platelet System and Plasma System.

g. Cerus Plasma System Launch. It is understood and agreed that the Plasma System will be launched as a Cerus product, not as a Baxter product, following Cerus’ receipt of the CE Marking registration. As such, prior to launch, Cerus will have assumed all regulatory responsibilities, including design control, label specifications and operator manual. For the purpose of clarity, Baxter continues to have responsibility for manufacture of labels during the term of the Manufacturing Agreement in accordance with Cerus specifications. To assist Cerus in a transition to Cerus manufacturing, Baxter will introduce Cerus to Baxter’s labeling supplier.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2. ESCROW ACCOUNT.

a. Any funds remaining in the Escrow Account as of December 31, 2005 shall be subject to the provisions of this Section 2 and shall not be disbursed to the parties pursuant to Section 2.9 of the Restructuring Agreement. Such Section 2.9 is superseded by the provisions of this Agreement. Any funds deposited in the Escrow Account subsequent to December 31, 2005 shall also be subject to the provisions of this Section 2.

b. Within five days after the Execution Date (the “Disbursement Date”), funds will be distributed from the Escrow Account as follows:

(i) To Baxter [ * ] ($[ * ]) with respect to marketing and promotional expenses pursuant to Section 2.7 of the Restructuring Agreement allocable to 2005;

(ii) To Baxter, the accrued interest on the funds deposited in the Escrow Account earned through the Execution Date;

(iii) To Baxter, the amount of [ * ] Dollars ($[ * ]), in consideration of the sale to Cerus of Illuminators, as provided in Section 7 of this Agreement;

(iv) To Cerus, the amount of [ * ] ($[ * ]) with respect to marketing and promotional expenses pursuant to Section 2.7 of the Restructuring Agreement allocable to 2005.

c. [ * ] Dollars ($[ * ]) shall be retained in the Escrow Account and shall be available for disbursement from the Escrow Account at Cerus’ direction to reimburse Baxter for activities that Baxter may undertake after [ * ] at Cerus’ request to continue development activities for the Plasma System directed toward CE Marking approval and launch in the European Territory and related manufacturing and validation, thereby releasing Cerus of the obligation for such payment from its own funds. All interest on this amount shall be paid to Baxter at the end of the [ * ].

d. Following the disbursements pursuant to subparagraph (b) above, and subject to amounts retained in the Escrow Account pursuant to subparagraph (c) above, there shall be disbursed to Cerus on the Disbursement Date the entire remaining amount of the Escrow Account, being not less than [ * ] Dollars ($[ * ]). The amount disbursed to Cerus pursuant to this subsection (d) shall be referred to in this Agreement as the “Commercialization Disbursement.”

e. The parties each agree to execute and deliver to the Escrow Agent disbursement instructions consistent with the provisions of this Section 2.

f. Baxter will submit to Cerus all qualified expenses incurred by Baxter from [ * ]. Cerus shall promptly reimburse such expenses, unless there is a reasonable basis to object to the payment of the expense.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3. EXPENSES CONCERNING COMMERCIALIZATION DISBURSEMENT.

a. Cerus will use the Commercialization Disbursement to support expenses incurred in 2006 (including expenses from January 1, 2006 to the Effective Date as well as expenses after the Effective Date) for activities directly and exclusively associated with European commercialization of the Platelet System and Plasma System (“Qualifying Expenses”).

(i) Examples of Qualifying Expenses are:

A. Sales, marketing, regulatory, reimbursement, publication and training expenses.

B. All direct expenses associated with Phase IV, customer experience and product surveillance trials or studies.

C. All expenses associated with advocate development and customer meetings, congresses and conventions.

D. All fees and expenses of consultants retained to execute programs associated with the functions identified above.

E. All fully-loaded salary and fringe benefit expenses for Cerus European employees retained to execute programs associated with the functions identified above [ * ] Dollars ($[ * ]).

F. All consultant or Cerus employee travel and travel-associated business expenses.

G. Illuminator upgrade expenses.

H. [ * ] as requested by customers for [ * ] purposes.

(ii) Examples of expenses that are not Qualifying Expenses are:

A. Any expenses that Cerus was incurring prior to [ * ] unless those expenses were reimbursable from the Escrow Account.

B. The [ * ] Dollars ($[ * ]) of fully-loaded salary and fringe benefit expenses for Cerus European employees added to the project after [ * ].

C. Facilities charges (rent, utilities, etc.) relating to Cerus Europe’s incorporation, excluding the development of a demonstration suite.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

D. Any expenses for initiatives that directly promote the Red Blood Cell System, other Cerus products (other than the Platelet System and the Plasma System) or the Cerus corporate brand.

b. Following [ * ] and [ * ], Cerus will submit to Baxter an itemization of Qualifying Expenses and associated activities for the preceding [ * ]. If Baxter disputes that any of the expenses constitute Qualifying Expenses, Baxter will so notify Cerus in writing within [ * ] of receipt of Cerus’ itemization. Any expenses not disputed within such time period are accepted as Qualifying Expenses, not subject to dispute. If not otherwise resolved, any disputes will be resolved through arbitration pursuant to Section 26(l) hereof.

c. If Cerus has any question whether particular activities represent Qualifying Expenses, Cerus may make a written request to Baxter asking for Baxter’s response to such question. In the event that Baxter concurs that the activities represent Qualifying Expenses, or in the event that Baxter fails to respond in writing [ * ] after receipt of Cerus’ request, the expenses associated with such activities will be considered Qualifying Expenses, not subject to dispute. If not otherwise resolved, any disputes will be resolved through arbitration pursuant to Section 26(l) hereof. Cerus may decide, in its sole discretion, whether to make such request concerning particular activities, and the failure to make such request in any instance shall not imply that the activities do not represent Qualifying Expenses.

d. Following [ * ], Cerus and Baxter will compare the aggregate amount of the Qualifying Expenses to the amount of the Commercialization Disbursement. If the aggregate Qualifying Expenses are less than the Commercialization Disbursement, Cerus shall remit to Baxter one-half of the amount by which the Commercialization Disbursement exceeds the Qualifying Expenses. Such remittance shall be made on or before [ * ]; provided that if there is a dispute concerning the calculation of Qualifying Expenses, such remittance shall be made upon resolution of such dispute by mutual agreement or through arbitration pursuant to Section 26(l) hereof.

4. PAYMENT. On or before the Disbursement Date, Baxter will pay to Cerus the amount of [ * ] Dollars ($[ * ]). On or before [ * ], Baxter will pay to Cerus the amount of [ * ] Dollars ($[ * ]).

5. SOFTWARE.

a. Delivery of Code and Documentation. Promptly following the execution of this Agreement, Baxter will deliver to Cerus true and correct copies of the source code and object code and documentation for all software pertaining used or being developed for use in connection with Products, including the data management system (IDMS). No software, including Derivative Works, shall be released or sold into the market by Cerus which includes, or causes to be displayed, any Baxter trademark or trade name or other reference to Baxter, except as provided in Section 16.b.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

b. Completion of Illuminator Software Development. Baxter will complete the Priority 1 and Priority 2 modifications of the software for the Plasma System INTERCEPT Illuminator (and corresponding changes in the Platelet System software) according to the agreed work plan attached as Exhibit A, enabling CE Marking self-declaration for the Plasma System INTERCEPT Illuminator. Baxter shall use its [ * ] to complete such modifications by [ * ] and in any event shall complete such activities by [ * ]. Baxter warrants that such software, including, Priority 1 and Priority 2 changes identified on such Exhibit A, will function properly, including operation in accordance with specifications and compliance with applicable European medical device regulations. Except as set forth in this Agreement and in the License Agreement, Baxter makes no warranties, written, oral, express or implied, with respect to the INTERCEPT Illuminator software. EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE LICENSE AGREEMENT, BAXTER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE INTERCEPT ILLUMINATOR SOFTWARE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGMENT.

c. IDMS. The parties agree that Baxter shall have no obligation for development of IDMS software for the Plasma System. Except as set forth in the License Agreement, as to IDMS software for the Platelet System, Baxter makes no warranties, written, oral, express or implied. EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE LICENSE AGREEMENT, BAXTER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE IDMS SOFTWARE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGMENT.

6. ASSIGNMENT OF CUSTOMER CONTRACTS AND PURCHASE ORDERS. As of the Effective Date, the customer contracts and purchase orders relating to the Platelet System are automatically assigned to Cerus, to the extent assignment is permitted; provided that Cerus shall not be assigned any rights, or assume any obligations not pertaining to sales of the Platelet System. Notwithstanding the foregoing, within [ * ] after receipt of the translated customer contracts or [ * ] after the Execution Date, whichever is later, Cerus may reject the assignment and assumption of any contract obligations that Cerus deems onerous, in which case the parties will negotiate in good faith to resolve such matter. For contracts and purchase orders requiring customer consent to assignment, Baxter will use [ * ] to obtain such consent or transition to direct customer relationship with Cerus. To the extent Cerus receives after the Effective Date any payment from a customer allocable to delivery of Platelet System products prior to the Effective Date, Cerus will remit the amount of such payment to Baxter. To the extent that Baxter receives any payment from a customer allocable to delivery of Platelet System products after the Effective Date, Baxter will remit the amount of such payment to Cerus. Baxter will indemnify Cerus for any defense, right of set-off or claim by a Customer, which arose prior to the Effective Date, that would interfere with Cerus’ ability to collect payment for products delivered after the Effective Date or create

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potential liability of Cerus. Baxter and Cerus will cooperate on notification to customers concerning the assignment of contracts and purchase orders pursuant to this Agreement.

7. SALE OF INVENTORY.

a. INTERCEPT Illuminators. As of the Effective Date, Baxter hereby transfers, assigns and conveys to Cerus [ * ] INTERCEPT Illuminator devices currently held by Baxter in inventory, identified by Serial number on Exhibit B to this Agreement, and [ * ] Illuminators in the field, owned by Baxter for the Platelet System (the “Illuminators”), in consideration of the disbursement referenced in Section 2(b)(iii) above. Cerus will pay Baxter’s actual cost for Baxter to upgrade all Illuminators to version/model R008 before transfer to Cerus. Exhibit C specifies the estimated cost for such upgrade. Baxter warrants that the transferred Illuminators met applicable Baxter acceptance tests and release tests, and Baxter does not have any reason to believe they are defective. Otherwise, the Illuminators are transferred [ * ] Baxter warrants that the upgrade will comply with applicable specifications and European medical device requirements and will be free from deficiencies impairing the operability or safety of the systems. The Baxter mark will be eliminated by Baxter from all upgraded Illuminators in a manner that does not detract from the operation or appearance of the Illuminators. The terms of the Transition Services Agreement relating to warehousing and distribution services and related systems (including inventory maintenance, shipping and receiving) will apply to the Illuminators. Baxter will protect the Illuminators against loss, damage or destruction during the period they are in Baxter’s possession.

b. Disposables Safety Stock. Baxter will maintain at all times an inventory reserve of specified Components and finished Platelet System and Plasma System disposables (in excess of products designated for immediate shipment), as Cerus may specify from time to time. Baxter will invoice Cerus for such Components and finished product as it is initially placed in inventory, and for any increases in the reserve inventory thereafter requested by Cerus and placed in inventory by Baxter.

c. Disposables Inventory. As of the Effective Date, Cerus purchases, under the Manufacturing Agreement, Baxter’s presently existing Platelet System inventory consisting of an approximately [ * ]. Baxter will invoice Cerus for such sale and Cerus shall pay such invoice within [ * ].

8. SUPPLEMENTAL TRANSITION SERVICES. In addition to the services already provided for in Section 10 hereof and in the Transition Services Agreement, at Cerus’ reasonable request, Baxter will provide the following supplemental transition services relating to European activities. Baxter personnel will provide such services at [ * ] specified in Exhibit D. Certain Baxter regulatory and technical support is also included in the Plasma System development services specified in Exhibit F to this Agreement, and Cerus shall not have any payment obligation to Baxter for such specific services beyond the payment amount specified in such Exhibit.

a. Clinical study sponsorship activities to continue the currently registered clinical studies in Europe until Cerus is qualified, under the applicable regulatory guidelines, to take over the sponsorship;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

b. Regulatory and clinical support, including product vigilance reporting and complaint handling, until the CE Marking registrations are transferred, as further defined in Exhibit E;

c. Installation, maintenance and calibration of INTERCEPT Illuminators in the field until December 31, 2006; as part of such services Baxter will maintain an inventory of spare parts, which it will sell to Cerus [ * ] as of December 31, 2006, it being understood that Baxter has no obligation to avoid obsolescence of spare parts inventory;

d. Clinical education and training until December 31, 2006;

e. Manufacturing technical information and advice until December 31, 2008, to the extent that Cerus requires it beyond the technical advice meetings provided for under the Manufacturing Agreement, which is limited to [ * ] meetings per year.

The services will be provided by Baxter personnel in the positions identified on such Exhibit D.

9. MARKETING MATERIALS; INTERCEPT WEB SITE; INTERCEPT INTRANET.

a. Within [ * ] after the Effective Date, Baxter will deliver to Cerus, at no cost to Cerus except shipping costs, all marketing materials that have been produced for the INTERCEPT Blood System products, which Baxter owns. Cerus will remove Baxter’s mark before making use of the materials, except for references to Baxter as appropriate to reflect Baxter’s continuing ownership of regulatory registrations and applications pursuant to Section 1(c) hereof. Included within the marketing materials to be provided to Cerus, Baxter will deliver to Cerus the ELIPS demonstration suite, at no cost other than shipping cost to the destination designated by Cerus.

b. Baxter hereby assigns, transfers and conveys to Cerus all right, title and interest in the website denominated www.interceptbloodsystem.com including all intellectual property rights in software, which Baxter owns, associated with such website. Promptly following the Execution Date, Baxter will deliver to Cerus true and correct copies of the source code and object code and documentation pertaining to such system. Promptly following the Execution Date, the parties will cooperate to adapt the website to reflect the changes effected by this Agreement, with each party bearing its own expenses for such activities.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

c. Baxter hereby assigns, transfers and conveys to Cerus all right, title and interest in the INTERCEPT content of the Baxter INTERCEPT intranet website. Promptly following the Effective Date, Baxter will transmit such content to Cerus and Cerus shall remove the Baxter mark before making use of the content, except for references to Baxter as appropriate to reflect Baxter’s continuing ownership of regulatory registrations and applications pursuant to Section 1(c) hereof. Promptly following the Effective Date, the parties will cooperate to adapt the website to reflect the changes effected by this Agreement, with each party bearing its own expenses such activities.

10. PLASMA DEVELOPMENT. With respect to activities directed toward obtaining CE Marking for the Pathogen Inactivation disposables for the Plasma System, and self-declaration of the Illuminator for such System, and related manufacturing and validation, Baxter agrees, at Cerus’ request and expense, to carry out the further development activities set forth on Exhibit F to this Agreement. Baxter shall use [ * ] to achieve all specified target dates and in any event shall complete all deliverables as provided in Exhibit F. The charge for such activities will not exceed the amount set forth in Section 2(c) hereof, provided that the scope of such activities is not expanded. Cerus shall own any data, invention, discovery, improvement, patent right, copyright, trademark or other intellectual property right made or conceived by Baxter, that is unique to the Plasma System, and that arises out of the development activities herein and the development activities conducted by Baxter under the Restructuring Agreement, and such rights are hereby assigned to Cerus to the extent not previously assigned. For the sake of clarity, the above shall not include rights to those technologies, formulations, sub-assemblies, components and raw materials excluded in Section 2.4 of the 2005 License Agreement or anything else not unique to the Plasma System. With respect to any invention, discovery, improvement, patent right, copyright, trademark or other intellectual property right made or conceived by Baxter, that is not unique to the Plasma System, and that arises out of the development activities herein and the development activities conducted by Baxter under the Restructuring Agreement, Baxter grants to Cerus an exclusive license in the Field of Use for Plasma Systems.

11. PLATELET DEVELOPMENT SUPPORT. Baxter will continue to provide the support specified on Exhibit G hereto at Baxter’s own expense until December 31, 2006. Baxter will provide to Cerus written reports upon completion of such activities and interim updates as Cerus may reasonably request, and will provide copies of all records of such activities as Cerus may reasonably request in support of Cerus’ activities.

12. MILESTONE PAYMENT. With respect to the milestone payment pursuant to Section 9.5 of the Restructuring Agreement, the CE Marking filing date shall be the date Baxter transmits the complete CE Marking Application via electronic or other delivery method. All other provisions of Section 9.5 of the Restructuring Agreement will remain unchanged.

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13. TRANSITION SERVICES AGREEMENT.

a. Section 7.0(a) Transition Services Agreement is amended to read in full as follows: “This TSA shall be effective for the period beginning on the Effective Date of the Commercialization Transition Agreement and extending through December 31, 2006.” As to Section 2.0(a) of the Transition Service Agreement, Baxter’s compensation for the Transition Services is reduced from [ * ] percent ([ * ]%) to [ * ] percent ([ * ]%) of the total invoiced amount for Products shipped on behalf of Cerus. For clarification, Baxter’s compensation for Supplemental Transition Services, pursuant to Section 8 hereof, shall be in addition to the compensation under the Transition Services Agreement.

b. Section 2.0 (b) of the Transition Services Agreement is deleted in its entirety and replace by the following: “Remittal or Revenues. On a monthly basis, no later than the [ * ] day of each month, Baxter will remit a payment to Cerus equal to the total invoice amount for shipments that occurred [ * ] or more prior to the first day of such month. Baxter will make such payments during the term of the TSA whether such invoice has been paid or not. All remittals made pursuant to this Agreement shall be made by direct deposit to a Cerus account to be specified by written notice from Cerus to Baxter.”

c. Section 2.0 (c) is amended to add the following sentence: “Cerus shall pay Baxter for all transferred open accounts receivable within [ * ] of receiving Baxter’s reconciliation report.”

d. Section 3.0 (d) is deleted in its entirety.

14. LICENSE AGREEMENT.

a. The definition of “Residual Products” in the License Agreement shall be amended to read in full as follows: “Residual Products” means any products within the Field of Use containing amotosalen or S-303 that are not included within the definition of Platelet Products, the Plasma Products or RBC Products.”

b. Section 2.1(b) of the License Agreement shall be amended to read in full as follows: “a nonexclusive, royalty-bearing right and license to use, reproduce, display, translate, distribute copies of, and to modify and create derivative works of the Licensed Materials within the respective parts of the Territory set forth in Clause 2.1(a); provided, however, that such license shall be an exclusive (even as to Baxter) license in the Field of Use only as to the Design History Files, as defined below, relating to (i) amotosalen-treated blood components, (ii) S-303-treated blood components, (iii) INTERCEPT Illuminators, and (iv) compound adsorption devices employed in the Systems except to the extent necessary for manufacturing or packaging. For purposes of clarity, the above exclusive license is limited to the actual Design History Files and does not otherwise include know-how or other Licensed Materials outside of the Design History Files. Notwithstanding the foregoing, to the extent that any particular element of Licensed Materials was developed or obtained by Baxter outside the course of the Cooperative Development Work (as such term was defined under the Platelet Agreement

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and RBC/FFP Agreement) or development activities pursuant to the Restructuring Agreement or this Agreement, Cerus’ license to such element of Licensed Materials shall be limited to use in connection with systems involving amotosalen or S-303 as an active agent and Baxter retains the right to use such element on pathogen inactivation systems not involving amotosalen or S-303 as an active agent.

c. Section 5.1 of the License Agreement is amended by adding a Section 5.1 (c) to read as follows: “(c) Notwithstanding the foregoing, Cerus and its Affiliates shall not be obligated to pay any royalties to Baxter upon the sale prior to December 31, 2006 of Platelet Products or Plasma Products, or upon royalties received upon a sublicensee’s sale of Platelet Products or Plasma Products prior to such date.”

d. Section 5.6 of the License Agreement is amended by deleting all text after the first sentence of such Section.

e. As used in Section 14(c), “Design History Files” means identifiable and tangible records contained in, or comprising, regulatory filings, technical file, bills of material, drawings, specifications, design test plan, design requirements definition, requirements traceability matrix, design verification testing, design reviews and Failure Mode Effects Analysis.

15. MANUFACTURING AGREEMENT.

a. Section 3.1(a) of the Manufacturing Agreement is amended by adding a sentence to read as follows: “Notwithstanding the foregoing, for Manufactured Products ordered prior to December 31, 2006, the Manufacturing Fee shall be limited to [ * ] percent ([ * ]%) of Baxter’s Cost of Goods, for products that are purchased for commercial use and [ * ] percent ([ * ]%) of Baxter’s actual cost for products that are purchased for clinical or preclinical studies.”

b. A new Section 3.1 (c) is added to the Manufacturing Agreement as follows: “At the end of each calendar year, Baxter will calculate Manufacturing Variances for the Manufactured Products. Positive variances will be returned to Cerus, negative variances will be billed to Cerus and paid to Baxter within thirty (30) days. Baxter will calculate the Manufacturing Variances in a manner consistent with its financial procedures as used to calculate manufacturing variances for other products it manufactures.

c. Notwithstanding Section 15(b), in no event shall any Manufacturing Variance adjustment, nor any adjustment in Cost of Goods under the Manufacturing Agreement, be based on or result in:

(i) any increase of the Overhead portion of the Platelet Set or Plasma Set Cost of Goods beyond the amount set forth in paragraph (a) of the “Cost of Goods” definition in the Manufacturing Agreement,

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(ii) any increase of the aggregate Overhead allocated over all Platelet Sets or Plasma Sets shipped in one calendar year beyond the amount set forth in paragraph (b) of the “Cost of Goods” definition in the Manufacturing Agreement,

(iii) any increase of the Overhead portion of any Component with a “Cost of Goods” in excess of $[ * ] beyond the amount set forth in paragraph (c) of the “Cost of Goods” definition in the Manufacturing Agreement,

(iv) any increase of the Overhead portion of the Platelet Set or Plasma Set Cost of Goods beyond the amounts set forth on Exhibits C and D, respectively, of the Manufacturing Agreement for annual purchases in the respective volumes noted on such exhibits.

d. With respect to vendors supplying raw materials and components for manufacture of the Platelet System and the Plasma System, the Parties wish to clarify their respective rights and responsibilities. Baxter, as the manufacturer under the Manufacturing Agreement, is responsible to enter into contractual arrangements with vendors to enable Baxter to manufacture products in accordance with specifications and other requirements of the Manufacturing Agreement. The sole exception to such Baxter responsibility is the supply of amotosalen at [ * ], which remains the responsibility of Cerus. Cerus’ obligation to supply amotosalen [ * ] shall survive the termination of the Manufacturing Agreement, if Baxter is still obligated to supply amotosalen to BioOne. Cerus, as the purchaser and reseller of the products, has an interest both in [ * ] from vendors and in [ * ]. Baxter will [ * ] Cerus in the [ * ] Cerus to [ * ] in the negotiation process. All new vendor contracts shall be entered [ * ] with the vendor. The preceding sentence does not apply to suppliers of materials, Components and services, such as plastics, that Baxter purchases primarily for manufacture of products other than INTERCEPT products. Baxter also has the responsibility to qualify vendors and changes to Components in accordance with Baxter’s quality requirements and applicable legal requirements; provided that Cerus will [ * ] Baxter for [ * ] in qualifying with regulatory agencies any vendor or Components which are required after the Effective Date, either at the request of Cerus or due to circumstances beyond Baxter’s control. Notwithstanding the foregoing, Cerus will take responsibility for quality systems approval for [ * ] or other vendor of [ * ] for use in manufacture of [ * ] in accordance with a Cerus TUV-approved quality system. Baxter agrees to accept such quality approval and agrees not to impose additional quality approval requirements on such vendor for Components used in Manufactured Products.

e. Notwithstanding any provision of the Manufacturing Agreement, Cerus may purchase INTERCEPT Illuminator devices directly from Baxter’s supplier of such devices, and need not purchase such devices from Baxter. Cerus agrees not to sell such devices to [ * ] until Baxter has disposed of its remaining inventory (i.e., the INTERCEPT Illuminators remaining in Baxter’s inventory immediately following the sale pursuant to Section 7(a) hereof, estimated at approximately [ * ] devices).

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f. A new Section 2.1 (h) is added to the Manufacturing Agreement as follows: “Baxter shall have the responsibility to resolve technical issues with third party vendors related to the supply of components and the manufacture of the Products. Cerus will reimburse Baxter for such activities, as required, at a rate of $[ * ]; provided that the cost of such activities is not included in Baxter’s Cost of Goods.”

g. A new Section 4.1 (f) is added to the Manufacturing Agreement as follows: “Notwithstanding any other provision hereof, upon termination of this Agreement, Cerus shall purchase all finished goods inventory of the Manufactured Products at the price specified in Section 3.1(a) and all inventory of Components at [ * ]. Baxter will transfer all inventory and invoice Cerus, which invoice shall be paid in [ * ].”

16. TRADEMARKS.

a. The Trademark License Agreement is superseded, as of the Effective Date, by a Trademark Assignment Agreement being entered into concurrently with this Agreement, assigning to Cerus all rights pertaining to the “INTERCEPT” and “INTERCEPT Blood System” marks and related marks. It is understood and agreed that Baxter has previously granted a license to [ * ] to use certain such marks in Singapore, and to [ * ], pursuant to agreement dated [ * ], [ * ], pursuant to agreement dated [ * ], and [ * ], pursuant to agreement dated [ * ], to use certain mark as in various territories, and Cerus takes such assignment of marks subject to such license agreements.

b. It is understood that the “Baxter” mark appears on Products, marketing materials, labels, packaging and inserts and related materials and websites that have been made or created prior to the date of this Agreement, and may appear on Products and related materials produced after the Effective Date and before such mark can be practically removed or replaced. In connection with the transition contemplated by this Agreement, Cerus will have the right to continue such usages after the Effective Date on a temporary basis with respect solely to such Products and materials. Cerus shall have no other rights respecting the “Baxter” mark, it being understood that Cerus shall not be precluded from disseminating information to the effect that Baxter is the manufacturer of Products, or that Products were co-developed with Baxter. The parties shall cooperate to expeditiously remove or replace the “Baxter” mark on the materials described above and to make other appropriate changes relating to the transition contemplated by this Agreement, with each party bearing its own expenses in connection with such activities. It is understood that Baxter’s cost of changes of labels, packaging and product inserts will be included in the Cost of Goods for Manufactured Products.

17. DOCUMENTS; MARKETING MATERIALS. Without limiting any other provisions relating to documents or data in the February 2005 Agreements or this Agreement, Baxter will provide to Cerus such documents as Cerus may reasonably request relating to the transition of commercialization or manufacturing activities. Baxter will designate in writing an individual to receive requests for documents from Cerus. The designated individual may be changed by written notice to Cerus. Such documents will include the documents identified on Exhibit H hereto, to be delivered not later than

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the respective dates identified on such Exhibit. Pursuant to Section 3.1 of the License Agreement and Section 6.2 of the Manufacturing Agreement, these documents will be provided by Baxter at no cost to Cerus.

18. INTERSOL.

a. Without limiting Baxter’s obligations concerning Intersol Products in the Restructuring Agreement, Baxter agrees to make available to its customers Intersol Products to address all platforms, existing or commonly used by customers for collection of platelets, as of the Effective Date. In addition, Baxter agrees to supply Intersol Products to Cerus in such configurations as Cerus may require; provided that Baxter shall not be required to supply Intersol Products in a particular region [ * ] unless Baxter [ * ] within said region. Cerus will reimburse Baxter for any additional expenses Baxter may reasonably need to incur to produce and register such new product configuration. In addition, [ * ], Cerus will be released from the restriction set forth in Section 2.4 of the License Agreement, or otherwise, on providing [ * ] to customers or licensing it for use by customers.

b. For all new customer contracts entered after the Effective Date, for Intersol Products, Baxter agrees that the price charged for the collection products or pooling products containing Intersol will not exceed the [ * ] charged for Baxter’s comparable collection products and pooling products containing [ * ] in the same country over the six (6) months preceding the date of measurement. To the extent Baxter is not selling an additive solution in a country, the [ * ] will be calculated on the sales in all countries of Baxter’s [ * ]. With respect to new Intersol Products, not available on the Effective Date, or in the event Baxter ceases to sell any configuration of collection or pooling product containing [ * ], the parties will mutually agree upon [ * ], to avoid [ * ]. In the event that Baxter’s pricing for Intersol Products exceeds the [ * ], Cerus shall be entitled, to receive from Baxter [ * ], and such payment shall be subject to the [ * ] and such payment shall be considered [ * ]

c. Baxter will sell to Cerus such Intersol Products as Cerus may require, including without limitation the Intersol Products listed on Exhibit I hereto, for resale by Cerus to its INTERCEPT product customers. Such sales to Cerus will be at a price not exceeding the [ * ] for which [ * ] to a [ * ] a [ * ] in the [ * ]. If [ * ] obtain a [ * ] from the [ * ] for [ * ] within said [ * ], the price for stand-alone or bulk Intersol will not exceed the [ * ] at which [ * ] in the same [ * ].

d. The provisions of Section 18(a) and 18(b) above supersede the provisions of the Restructuring Agreement providing for the payment by Baxter to Cerus of royalties upon the sale of Intersol Products and related provisions. Accordingly, Sections 9.7 of the Restructuring Agreement is deleted from the Agreement, except for the first sentence of Section 9.7, which defines Intersol Products, the definitions set forth in Section 9.7(f) to the extent relevant to terms used in this Agreement, and Section 9.7(j) regarding the termination of Intersol sales. In addition to the restrictions set forth in Section 9.7(j), Baxter will not cease making Intersol products available until Baxter has

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obtained a release from the restrictions for manufacture or sale of stand-alone or bulk Intersol Solution, as contemplated by Section 18(a) hereof.

19. CONCERNING THIRD-PARTY INTERSOL RIGHTS. In the event that Baxter obtains a [ * ] from [ * ] of [ * ] relating to [ * ] in the [ * ] held by [ * ], including [ * ], Cerus shall pay to Baxter the lesser of (x) [ * ] percent ([ * ]%) of the amount paid by Baxter to [ * ] to obtain [ * ], or (y) $[ * ]. For the sake of clarity, this payment is [ * ] to the payment described in [ * ] dated February 2, 2005.

20. PAYMENT TO BAXTER CAPITAL CORPORATION. Immediately upon receipt by Cerus of the disbursement pursuant to Section 2(d) hereof, Cerus shall repay to Baxter Capital Corporation the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000), plus interest accrued to the date of such payment, in full satisfaction of Cerus’ obligations to Baxter Capital Corporation. Contemporaneously with receipt of payment, Baxter Capital will deliver to Cerus the original cancelled Note and will promptly execute and file such documents as are necessary or appropriate to evidence and effectuate release of any liens securing the Note.

21. WARRANTIES AND REPRESENTATIONS. As of the Effective Date, Baxter represents and warrants to Cerus as follows:

a. To Baxter’s knowledge, there are no material defects in the Platelet or Plasma System that would render either inoperative, unsafe or noncompliant with applicable law, which have not been previously disclosed to Cerus or which are not already known to Cerus.

b. Baxter has made or will cause to be made all necessary and required material reports and filings with the appropriate European Union and European National regulatory authorities where the Platelet System is currently being marketed or sold.

c. To its knowledge, Baxter has not received written notification from a European Union or European National regulatory agency pertaining to a material deficiency that would materially affect Baxter’s ability to market or sell the Platelet or Plasma System.

d. Baxter has not materially breached any of the contracts to be assigned to Cerus.

22. EFFECT ON FEBRUARY 2005 RESTRUCTURING AGREEMENT. Attached as Exhibit J to this Agreement is an outline indicating the effect of this Agreement on provisions of the Restructuring Agreement to assist in the interpretation of this Agreement and the Restructuring Agreement. To the extent there is any conflict between such outline and the express terms of this Agreement, the terms of this Agreement shall prevail.

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23. MUTUAL RELEASES.

a. Baxter’s Release. Upon execution of this Agreement and subject to the complete fulfillment and performance of all conditions set forth herein, Baxter together with its respective predecessors, affiliates, assigns, representatives, agents, attorneys, partners, employees and insurers hereby fully releases, remises, forgives and discharges (collectively “Releases”) Cerus, together with its respective predecessors, affiliates, assigns, representatives, agents, attorneys, partners, employees and insurers from all claims, actions and causes for action (whether at law, in equity, or otherwise), disputes, demands, counterclaims, arbitrations, duties, debts, suits, damages, obligations, costs, expenses, liens, liabilities, accounts, reckonings, rights, rights of action, rights of indemnity (whether legal or equitable), rights of subrogation, rights to contribution, defenses, setoffs and remedies of any nature whatsoever, (collectively “Claims”) whether known or unknown, which Baxter has, or ever had, or, may hereafter have, for, upon, or by reason of any matter, cause, or thing, of any nature whatsoever, except as set forth in Section 10.3 of the Restructuring Agreement, occurring at any time or times up to the date of this Agreement (but not including obligations under this Agreement); in each case solely to the extent arising out of any failures of Cerus to have performed any of its obligations under the Platelet Agreement, the RBC/FFP Agreement, and the February 2005 Agreements. Baxter acknowledges and affirms that it is not relying on, and has not relied on, any representation or statement made by Cerus with respect to the facts involved in this release or with regard to the rights or asserted rights of Baxter. Baxter hereby assumes all risk with respect to any mistakes of fact with regard to this release and with regard to all facts which are now unknown to Baxter relating thereto.

b. Cerus’ Release. Upon execution of this Agreement and subject to the complete fulfillment and performance of all conditions set forth herein, Cerus, together with its respective predecessors, affiliates, assigns, representatives, agents, attorneys, partners, employees, and insurers hereby fully releases, remises, forgives and discharges (collectively “Releases”) Baxter, together with its respective predecessors, affiliates, assigns, representatives, agents, attorneys, partners, employees and insurers from all claims, actions and causes for action (whether at law, in equity, or otherwise), disputes, demands, counterclaims, arbitrations, duties, debts, suits, damages, obligations, costs, expenses, liens, liabilities, accounts, reckonings, rights, rights of action, rights of indemnity (whether legal or equitable), rights of subrogation, rights to contribution, defenses, setoffs and remedies of any nature whatsoever (collectively “Claims”), whether known or unknown, which Cerus has, or ever had, or, may hereafter have, for, upon, or by reason of any matter, cause, or thing, of any nature whatsoever, except as set forth in Section 10.3 of the Restructuring Agreement, occurring at any time or times up to the date of this Agreement (but not including obligations under this Agreement); in each case solely to the extent arising out of any failures of Baxter to have performed any of its obligations under the Platelet Agreement, the RBC/FFP Agreement or the February 2005 Agreements. Cerus acknowledges and affirms that it is not relying on, and has not relied on, any representation or statement made by Baxter with respect to the facts involved in this release or with regard to the rights or asserted rights of Cerus. Cerus hereby assumes all risk with respect to any mistakes of fact with regard to this release and with regard to all facts which are now unknown to Cerus relating thereto.

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c. Survival of other Agreements and Claims. It is understood and agreed that the February 2005 Agreements survive this Agreement and remain in effect, as amended by this Agreement. Nothing in this Agreement is intended to alter the rights and obligations of the Parties that have accrued to the Parties under the Platelet Agreement, the RBC/FFP Agreement or the February 2005 Agreements to the date hereof, except solely to release Claims for any failure to perform, as expressly stated in Sections 23(a) and 23(b) of this Agreement. It is further understood and agreed that, notwithstanding Sections 23(a) and 23(b), neither Party releases the other Party from any Claims (i) specifically for amounts that have accrued, but are unpaid, as of the date hereof (A) for Revenue Sharing Payments (as defined in the Platelet Agreement and RBC/FFP Agreement), (B) for Cooperative Development Work (as defined in the Platelet Agreement and RBC/FFP Agreement) or (C) for payments due to either Party or work performed by either Party under the February 2005 Agreements, or (ii) arising from inaccuracies that may be discovered in any payments that have previously been made or credits given, or the accounting or reporting thereof, in respect of any of the matters referred to in clause (ii) immediately above, including without limitation any of the same discovered through audit.

24. TERMINATION OF CERTAIN AGREEMENTS.

a. The Development, Manufacturing and Marketing Agreement between Cerus and BHC dated as of December 10, 1993, as amended (the “Platelet Agreement) and the Development, Manufacturing and Marketing Agreement dated as of April 1, 1996, as amended and restated June 30, 1998, and as further amended (the “RBC/FFP Agreement”) are terminated as of the Effective Date and accordingly, Sections 10.3 and 11.1 of the Restructuring Agreement, to the extent inconsistent with the above, are not incorporated by reference and do not survive this Agreement; provided that any financial obligation accruing to either party under either such agreement prior to the Effective Date shall remain in effect until satisfied. Notwithstanding the foregoing termination, Sections 8.1 and 8.2, Section 12.1 of the Platelet Agreement and the amendment to the Platelet Agreement affected by Section 14 Indemnification of the Restructuring Agreement, shall survive termination of the Platelet Agreement, and Section 15 Books and Records of the Platelet Agreement shall survive for a period of [ * ]. Notwithstanding the foregoing termination, those provisions of the RBC/FFP Agreement that are expressly stated to survive termination, pursuant to Section 20.13 of the RBC/FFP Agreement shall survive in accordance with the terms of such Section 20.13, and Sections 8.1, 8.2, 8.3, 8.5 and 8.6(a) shall also survive. For the sake of clarity, the parties agree that the confidentiality provisions of the Platelet Agreement and the RBC/FFP Agreement referenced above survive, and that the provisions of Article 4 of the 2005 License Agreement, including Section 4.3, which shall be reciprocal and shall be mutually and equally applied to Cerus and Baxter, shall continue under the terms of this Agreement. The Parties agree that, subject to Section 4.3 of the License Agreement, the information comprising the Licensed Patents, and the information comprising the Licensed Materials as to the Design History Files, licensed exclusively to Cerus pursuant to Section 2.1(b) of the License Agreement, as amended herein, shall be considered

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Confidential Information of Cerus. It is understood that a requirement to disclose Confidential Information to a regulatory body pursuant to Section 4.3(d) of the License Agreement, or a disclosure made under the circumstances described in Section 4.3(e) of the License Agreement, that does not place the disclosed information in the public domain, does not alter the obligations hereunder with respect to other disclosure or use of such information.

b. In view of the foregoing and notwithstanding any surviving provisions of the 2005 Restructuring Agreement, or any other agreement between Baxter and Cerus to the contrary, except as Baxter and Cerus may be limited by law, by patent rights not licensed hereunder, by the exclusive license to Licensed Patents and Licensed Know-How in Section 2.1(a) of the License Agreement, by the exclusive license to the Design History Files in Section 2.1(b) of the License Agreement, as amended herein, or by agreement with third parties, Baxter and Cerus is each free to engage, in its sole discretion, in any commercial or non-commercial activity in connection with inactivation of pathogens or leukocytes in blood, blood components, blood component derivatives, or other materials; provided that Baxter may not manufacture, distribute or sell pathogen inactivation systems using S-59 or S-303 compounds anywhere in the world during the term of the License Agreement.

25. LICENSE OF RIGHTS TO BAXTER TO SUPPORT BIOONE SUBLICENSES.

a. Subject to the terms and conditions of this Agreement, Cerus hereby grants to Baxter, solely in the BioOne Platelet Field of Use, (i) an exclusive (even as to Cerus) license solely to continue the sublicense that was granted to BioOne Corporation (“BioOne”) pursuant to that certain License Agreement, dated as of June 28, 2004, between Cerus, Baxter and BioOne (the “BioOne Platelet Agreement”) to make, have made, assemble, use, sell, offer for sale, distribute, import and export the BioOne Platelet Products in the BioOne Platelet Territory under the Cerus Platelet Licensed Patents and Cerus Platelet Licensed Know-How; and (ii) to continue the nonexclusive sublicense that was granted to BioOne pursuant to the BioOne Platelet Agreement to use, reproduce, distribute copies of, and to modify and create derivative works of the Cerus Platelet Licensed Materials within the BioOne Platelet Territory. The foregoing license does not include the right or license to make or have made amotosalen (“S-59”).

b. As used in Section 25(a), the terms, “BioOne Platelet Field of Use”, “BioOne Platelet Products” and “BioOne Platelet Territory” mean, respectively, the “Field of Use”, “Products” and “Territory”, as such terms are defined in the BioOne Platelet Agreement. As used in Section 25(a), the terms “Cerus Platelet Licensed Patents”, “Cerus Platelet Licensed Know-How” and “Cerus Platelet Licensed Materials” mean, respectively, the “Licensed Patents”, “Licensed Know-How” and “Licensed Materials”, as such terms are defined in the BioOne Platelet Agreement; limited, however, to such Licensed Patents, Licensed Know-How and Licensed Materials as are owned by Cerus.

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c. Subject to the terms and conditions of this Agreement, Cerus hereby grants to Baxter, solely in the BioOne Plasma Field of Use, (i) an exclusive (even as to Cerus) license solely to continue the sublicense that was granted to BioOne Corporation (“BioOne”) pursuant to that certain License Agreement, dated as of May 27, 2005, between Cerus, Baxter and BioOne (the “BioOne Plasma Agreement”) to make, have made, assemble, use, sell, offer for sale, distribute, import and export the BioOne Plasma Products in the BioOne Plasma Territory under the Cerus Plasma Licensed Patents and Cerus Plasma Licensed Know-How; and (ii) to continue the nonexclusive sublicense that was granted to BioOne pursuant to the BioOne Plasma Agreement to use, reproduce, distribute copies of, and to modify and create derivative works of the Cerus Plasma Licensed Materials within the BioOne Plasma Territory. The foregoing license does not include the right or license to make or have made amotosalen (“S-59”).

d. As used in Section 25(a), the terms, “BioOne Plasma Field of Use”, “BioOne Plasma Products” and “BioOne Plasma Territory” mean, respectively, the “Field of Use”, “Products” and “Territory”, as such terms are defined in the BioOne Plasma Agreement. As used in Section 25(a), the terms “Cerus Plasma Licensed Patents”, “Cerus Plasma Licensed Know-How” and “Cerus Plasma Licensed Materials” mean, respectively, the “Licensed Patents”, “Licensed Know-How” and “Licensed Materials”, as such terms are defined in the BioOne Plasma Agreement; limited, however, to such Licensed Patents, Licensed Know-How and Licensed Materials as are owned by Cerus.

e. CERUS MAKES NO WARRANTIES WITH RESPECT TO THE ABOVE LICENSES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

f. Baxter will not take any action to terminate the BioOne Platelet Agreement or BioOne Plasma Agreement, nor to narrow the scope BioOne’ licenses thereunder, without the prior written consent of Cerus.

g. Baxter shall use good faith efforts to enforce the obligations and other provisions of BioOne Platelet Agreement and BioOne Plasma Agreement that protect the rights and interests of Cerus under this Agreement and such agreements.

h. The license granted in Section 25(a) shall terminate in the event of termination of the BioOne Platelet Agreement, and shall be narrowed in scope to the extent there is a narrowing in the scope of the sublicense granted under the BioOne Platelet Agreement. The license granted in Section 25(c) shall terminate in the event of termination of the BioOne Plasma Agreement, and shall be narrowed in scope to the extent there is a narrowing in the scope of the sublicense granted under the BioOne Plasma Agreement.

i. The licenses set forth in Sections 25(a) and 25(c) above shall be royalty-free to Baxter, it being understood that Cerus and Baxter shall each be entitled to

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receive directly from BioOne the payments that are provided for in the BioOne Platelet Agreement and BioOne Plasma Agreement.

26. MISCELLANEOUS.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of [ * ].

b. Assignment and Delegation.

(i) No Assignments Except as Permitted. No Party may assign any of its rights under this Agreement other than assignments to a Permitted Assignee, except with the prior written consent of the other Party. That Party shall not unreasonably withhold its consent. “Permitted Assignees” include an Affiliate of the assigning Party and one or more transferees to whom the assigning Party transfers substantially all of the products, business and services to which this Agreement relates; provided that the February 2005 Agreements and this Agreement shall be assigned to only one assignee and such assignee shall assume all obligations of the assigning party under this Agreement and the February 2005 Agreements and have the capability to perform such obligations. All other assignments of rights are prohibited under this subsection, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. For purposes of this Section, (i) a “change of control” is deemed an assignment of rights; and (ii) “merger” refers to any merger in which a Party participates, regardless of whether it is the surviving or disappearing corporation. Furthermore, in the event that a third party purchases or otherwise acquires any part of Baxter’s business, or in the event of any assignment to a Permitted Assignee, nothing in this Agreement or any agreement between Baxter and Cerus shall be construed or interpreted as granting to Cerus any rights to any intellectual property of such third party that was acquired or developed outside of the collaboration between Baxter and Cerus prior to such event, including without limitation, patents, know-how, trade secrets, copyrights, software, specifications, designs, regulatory data and source code. Paragraph 10.2(a) of the 2005 License Agreement is hereby amended to read as set forth above.

(ii) No Delegations. No Party may delegate any performance under this Agreement.

(iii) Ramifications of Purported Assignment or Delegation. Any purported assignment of rights or delegation of performance in violation of this Section is void.

c. Successors and Assigns. This Agreement inures to the benefit of, and is binding upon, the successors and assigns of the Parties hereto.

d. Entire Agreement; Amendments. This Agreement, the February 2005 Agreements and the Assignment of Marks contain the entire understanding of the Parties with regard to the subject matter contained herein and thereon, and supersede all

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prior agreements or understandings between Cerus and Baxter with respect to the subject matter of this Agreement, the February 2005 Agreements and the Assignment of Marks. This Agreement will not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

e. Force Majeure. Neither Party will be deemed in default to the extent delayed or prevented from performing its obligations under this Agreement or the February 2005 Agreements, due to (i) an act of God, fire, flood, explosion, civil disorder, riot, war or terrorist attack, (ii) unforeseeable shortages of utilities, equipment, materials or facilities, delays in transportation, breakdown or accident, in each case that is beyond such Party’s control, (iii) unforeseeable circumstances beyond such party’s control arising from strike, lockout or other similar labor trouble, or (iv) other unforeseeable cause beyond its control (a “Force Majeure Event”); provided that it shall resume full performance of this Agreement as soon as practicable following the conclusion of the Force Majeure Event. A cause shall not be considered beyond a Party’s control to the extent it could have been avoided or mitigated through prudent business practices and due care.

f. Interpretation; No Strict Construction. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto.

g. Partial Invalidity. If any provision of this Agreement, or the application thereof, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement will in no way be effected, impaired or invalidated, and to the extent permitted by applicable law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable.

h. No Third Party Beneficiary. This Agreement will not confer any rights or remedies on any person other than the Parties hereto and their respective successors and permitted assigns.

i. Counterparts. This Agreement may be executed in one or more counterparts (and by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties.

j. Notices. Wherever under this Agreement one Party is required or permitted to give written notice to the other, such notice will be deemed given if made in accordance with the terms of the License Agreement.

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k. Nonwaiver. No alleged waiver, modification or amendment to this Agreement shall be effective against either Party hereto, unless in writing, signed by the Party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either Party to insist upon the other Party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either Party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

l. Alternative Dispute Resolution. Any disputes arising under this Agreement shall be resolved as follows: Cerus and Baxter will attempt to settle any claim or controversy through good faith negotiations and in the spirit of mutual cooperation. Any issues that cannot be resolved will be referred to a senior management representative from each of the Parties who has the authority to resolve the dispute. In the event such senior management representatives cannot resolve the dispute, the dispute shall be submitted to binding arbitration for resolution. Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Any such dispute or controversy shall be arbitrated before a single arbitrator selected in accordance with the rules of the AAA. The arbitrator’s decision shall be final and binding upon the parties. The parties shall be entitled to full discovery in any such arbitration. Each party shall bear one half of the cost of such arbitration, unless the arbitrator otherwise allocates such costs. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Nothing in this Section will prevent either Party from resorting to judicial process if injunctive relief from a court is necessary to prevent serious and irreparable injury to one Party or to others.

m. Joint and Several Liability. BHSA and BHC’s obligations and liability under this Agreement shall be joint and several.

n. Availability of Injunction. Baxter and Cerus agree that any breach, or threatened breach, of this Agreement by one Party could cause irreparable damage to the other Party. The Parties agree that, in the event of such breach, or threatened breach, the Parties shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of any obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security. The Parties further agree that any action pursuant to this Section can and shall be brought in the state or federal courts located in Chicago, Illinois or San Francisco, California. The Parties hereby consent to the jurisdiction of such state or federal courts over such disputes and hereby waive and agree not to raise any and all defenses to the exercise of jurisdiction by such state or federal courts, including without limitation, personal jurisdiction, improper venue and forum non conveniens.

[Signature Page to Follow]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

BAXTER HEALTHCARE S. A		CERUS CORPORATION

By:	/s/ N. Narbel	By:	/s/ Claes Glassell
Name:	N. Narbel	Name:	Claes Glassel
Title:	Corporate Counsel	Title:	President and CEO

By:	/s/ R. Binggell
Name:	R. Binggell
Title:	Tax Counsel

BAXTER HEALTHCARE CORPORATION

By:	/s/ Susan Lichtenstein
Name:	Susan Lichtenstein
Title:	Corporate Vice President and
General Counsel

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A: Intercept Illuminator UVA Plasma Software Development

ACTIVITY	TARGET DATE
Resolution of Priority 1 and Priority 2 Software Change Requests (SCRs) identified in Clearquest Database as of 10/05 and which relate to [ * ]	[ * ]
Issue Date: May 11, 2004
• Priority 1 and 2 SCRs include Plasma specific as well as platform issues

• Completion of Verification & Validation with the above software changes	[ * ]

• Technical File Update/Self Declaration	[ * ]

NOT IN SCOPE

•	Priority 3, 4, and 5 Software Change Requests

Exhibit A

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B: Intercept Illuminator Serial Number

INTERCEPT ILLUMINATORS – SERIAL NUMBER

[ * ]	[ * ]	[	* ]	[ * ]

Exhibit B

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C: Estimated Cost to Upgrade/Re-label [ * ] instruments to [ * ]. Cerus to pay [ * ] incurred by Baxter.

	Instruments in Inventory [ * ]	Instruments in Field [ * ]
Cost of Materials (@100 ea)	[ * ]	[ * ]
Tray+Cover assembly
Gearbox assembly
Labeling
Relabeing/Upgrade Labor/OH (est)	[ * ]	[ * ]
Transportation cost (estimated)	[ * ]	[ * ]
TOTAL ESTIMATED COST/UNIT:	[ * ]	[ * ]
No. of instruments	[ * ]	[ * ]

NOTES:

1.	Cost of [ * ] in field and providing [ * ] is NOT included and is at Cerus expense.

2.	Label specs will need to be issued/approved by Cerus — re-issuance of label copy, R&I activities will be supported on per hour basis ($[ * ])

3.	Materials estimates obtained in [ * ] and may change at time of actual order.

4.	Labor/OH based on strategy to upgrade/re-labeling in [ * ]. Changes to location or function performing work will result in change in labor/OH. Strategy details pending finalization.

5.	Upgrade/relabeling activities to be performed per the EU Technical Services organization.

Exhibit C

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D: Supplemental Transition Services

Positions for which Cerus may contract with Baxter for supplemental transition services in [ * ] at a full or part-time basis at $[ * ] per hour:

1.) [ * ]

Positions for which Cerus may contract with Baxter for supplemental transition services in [ * ] at a full or part-time basis at $[ * ] per hour:

1.) [ * ]

Exhibit D

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit E: Regulatory Responsibilities (for section 8b)

1.	Adverse Event Reporting

While Baxter is the holder of the CE Marking registrations or self-declarations for the Platelet System, Baxter shall have the responsibility for reporting to Governmental Authorities as required by Applicable Laws any adverse device events, malfunctions, incidents, near incidents and any other reportable event concerning the Platelet System. Cerus shall cooperate with Baxter in promptly providing to Baxter all applicable information received by Cerus and shall provide such assistance and information as Baxter reasonably requests to fulfill its reporting obligations.

2.	Products Complaints

Each Party shall cooperate fully with the other Party in dealing with customer complaints concerning the Platelet System and shall take reasonable action to promptly resolve and follow up with regard to such complaints. Without limiting the generality of the foregoing, Baxter shall: (1) keep and maintain a record of, and provide Cerus a copy of, all customer complaints received by Baxter relating to the Platelet System that are required to be maintained by Baxter pursuant to European regulatory requirements; (2) notify Cerus within [ * ] of any complaints received by Baxter relating to the Platelet System, (3) notify Cerus in writing within [ * ] upon receipt of any information that indicates a material safety concern with respect to the Plasma System that could have a significant effect on the safety or efficacy of the Platelet System; and (4) otherwise cooperatively undertake investigations, provide information and analysis, and conduct such follow-up activities as reasonably requested by Cerus, at Cerus’ expense except for expenses incident to Baxter’s obligations as a manufacturer, independent of its status as holder of CE Mark registration/application. Cerus shall: (1) notify Baxter in writing within [ * ] upon receipt of any information relating to the Platelet System that indicates a material safety concern with respect to the Platelet System that could have a significant effect on the safety or efficacy of the Platelet System; (2) notify Baxter within [ * ] of any complaints received by Cerus relating to the Platelet System; and (3) otherwise cooperatively undertake investigations, provide information and analysis, and conduct such follow-up activities as reasonably requested by Baxter.

3.	Product Removals, Corrections and Recalls

If either Party in good faith determines that a removal, correction or other field action involving the Platelet System or its labeling is

Exhibit E-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

warranted, such Party shall immediately notify the other Party in writing and shall advise such other Party of the reasons underlying its determination that a removal, correction or other field action is warranted. The Parties shall consult with each other as to any action to be taken in regard to such removal, correction or other field action. If, after consultations, Baxter in good faith believes that such a removal, correction or field action should be undertaken with respect to Platelet System or its labeling, the Parties shall cooperate in carrying out the same.

If any removal, correction or other field action is taken with respect to the Platelet System or its labeling, Baxter shall submit any necessary reports to the applicable Regulatory Authority, and shall be responsible for drafting any notifications of such action. Baxter shall, within a reasonable time thereafter, provide Cerus with a copy of all such reports as filed. Baxter shall maintain records of all corrections, removals or other field actions as required by applicable laws, and shall promptly provide Cerus with a copy of such records.”

4.	Transfer of Regulatory Responsibilities

Baxter’s provision of the services described in this Exhibit shall continue until Cerus holds the CE Marking registrations for the Pathogen Inactivation Disposables for the Platelet System and has made the self-declaration for the Illuminator. Cerus shall pay for all services provided under this section at the hourly rate of $[ * ].

Exhibit E-2

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit F: 2006 Intercept Plasma Program Deliverables

#	Activity	Target Completion
[ * ]

Exhibit F-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Activity	Target Completion
[ * ]

[ * ].

•	[ * ]

Exhibit F-2

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

•	[ * ]

Exhibit F-3

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit G: INTERCEPT Platelet Disposable Deliverables

ACTIVITY	TARGET DATE
Complete In-process [ * ] documentation [ * ]

Complete In-process projects:
• [ * ]	[	* ]
• [ * ]	[	* ]
• [ * ]	[	* ]
• [ * ]	[	* ]
• [ * ]	[	* ]

New Projects/Activities to be evaluated:
• [ * ]	[	* ]
• [ * ]	[	* ]
• [ * ]	[	* ]
• [ * ]	[	* ]

Ongoing compliance support	[	* ]

NOT IN SCOPE:

•	[ * ]
•	Qualification of [ * ] for Platelets
•	Product line expansions
•	[ * ] for Intercept
•	[ * ] (Clin Ed, Clinical, R&D)
•	Hemovigilance support
•	Phase IV studies

Exhibit G

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit H: Documents and Marketing Materials

[ * ]

Exhibit H-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit I: InterSol Product Configuration/Code

Code	Description

[ * ]	INTERCEPT Combination Kit for [ * ]

[ * ]	INTERCEPT Combination Kit for [ * ]

[ * ]	INTERCEPT Preparation Set for [ * ]

[ * ]	INTERCEPT Pooling Set for [ * ]

[ * ]	INTERCEPT train prep set for [ * ]

[ * ]	[ * ] InterSol for [ * ]

[ * ]	[ * ][ * ]

[ * ]	[ * ] [ * ]

(a) [ * ]

Exhibit I

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit J: EFFECT OF COMMERCIALIZATION TRANSITION AGREEMENT

ON FEBRUARY 2005 RESTRUCTURING AGREEMENT

Restructuring Agreement

Section 1 CONDITIONS. SUBSEQUENT PAYMENT. Has been fully performed – new agreement has no effect.

Section 2.1 – 2.5 {EU COMMERCIALIZATION RIGHTS PROVISIONS}. Superseded.

Section 2.6 Escrow Account

Section 2.6(a) Has been fully performed. Definition of “Escrow Account” is referred to in new agreement.

Section 2.6(b) Superseded, except last sentence re approval of plasma development expenses is still applicable. Governance Committee is no longer in effect.

Section 2.7 – 2.11 {VARIOUS PROVISIONS}. Superseded.

Section 2.12 BIOONE TERRITORY COMMERCIALIZATION RIGHTS. Remains in effect.

Section 3 DEVELOPMENT. Superseded

Section 4 RELINQUISHMENT OF RIGHTS. All of Section 4 remains in effect, except Section 4.3, which is terminated. The new agreement extends the relinquishment of rights in Section 4, but does not supersede Section 4.

Section 5 LICENSE AGREEMENT; TRADEMARK LICENSE. Remains in effect, with the understanding that the Assignment of Marks is replacing the Trademark License Agreement.

Section 6.1 PLATELETS AND PLASMA IN THE COUNTRIES WHERE BAXTER RETAINS COMMERCIALIZATION RIGHTS. Superseded.

Section 6.2 MANUFACTURING AND SUPPLY AGREEMENT. Remains in effect.

Section 6.3 OBLIGATIONS TO BIOONE. Remains in effect.

Section 7 TRANSITION SERVICES. Remains in effect.

Section 8 CERUS BUY-OUT OF COMMERCIALIZATION RIGHTS. Superseded.

Exhibit J-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 9 REVENUE SHARING

Sections 9.1 – 9.4 {VARIOUS PROVISIONS}. Superseded. Note: Baxter would still pay the revenue sharing amounts to Cerus for the time in 2006 prior to the Effective Date, so these clauses stay in effect up to that time.

Section 9.5 UNDER BIOONE AGREEMENTS. Remains in effect.

Section 9.6 ARISING FROM THIRD-PARTY AGREEMENT. Superseded.

Sections 9.7 – 9.9 {INTERSOL PROVISIONS}. Remain, as modified by the new agreement.

Section 10 MUTUAL RELEASES. Remains in effect, except for the first sentence of Section 10.3 relating to survival of the Platelet Agreement and RBC FFP Agreement.

Section 11 EFFECT ON PLATELET AGREEMENT AND RBC/FFP AGREEMENT.

Section 11.1. Superseded.

Section 11.2(a). Superseded. The Management Board/Governance Committee is no longer operative under the new agreement.

Section 11.2(b). Superseded. Baxter retains CAD production responsibility under the Manufacturing Agreement.

Section 11.2(c). Superseded.

Section 12 TERMINATION. Superseded.

Section 13 REPORTS AND PAYMENTS. Remains in effect.

Section 14 INDEMNIFICATION. Remains in effect.

Section 15 MISCELLANEOUS. Remains in effect.

Exhibit J-2

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.